Exhibit 99.1
SONICWALL REPORTS FIRST QUARTER FISCAL YEAR 2006 FINANCIAL RESULTS
Company announces third consecutive quarter of record revenue and record units shipped;
posts record deferred revenue; marks 14th consecutive quarter of software license and subscription services growth
Sunnyvale, Calif. – April 26, 2006 – SonicWALL, Inc. (Nasdaq: SNWL), today reported record performance in the quarter ended March 31, 2006, with revenue of $39.8 million, shipments of approximately 45,000 revenue units, and deferred revenue of $51.9 million. Revenue in the quarter increased 25% compared to revenue of $31.8 million in the first quarter of 2005 and 9% compared to $36.4 million in the fourth quarter of 2005.
During the first quarter of 2006, the Company repurchased and retired approximately 1.0 million shares of SonicWALL common stock at an average price of $6.88 per share for an aggregate purchase price of approximately $7.0 million. The remaining authorized amount for stock repurchases under this program is $44.8 million.
Net loss for the first quarter of 2006 calculated in accordance with U.S. generally accepted accounting principles (GAAP), inclusive of stock-based compensation expense as required by Statement of Financial Accounting Standards No. 123R (FAS 123R), was $(5.6) million, or $(0.09) per diluted share, as compared to GAAP net earnings for the first quarter of 2005 of $1.7 million, or $0.02 per diluted share. GAAP net income for the first quarter of 2005 did not include stock-based compensation expenses as now required by FAS 123R.
For purposes of comparison, net loss excluding stock-based compensation for the first quarter of 2006 was $(2.7) million or $(0.04) per diluted share, compared to net income excluding stock-based compensation of $1.6 million or $0.02 per diluted share for the first quarter of 2005. The reconciliation between net loss or net income excluding stock-based compensation and GAAP net income or loss is provided in a table following the unaudited financial statements attached to this press release.
Non-GAAP net earnings for the first quarter of 2006 were $1.6 million or $0.02 per diluted share as compared to non-GAAP net earnings for the first quarter of 2005 of $3.4 million, or $0.05 per diluted share. Non-GAAP net earnings exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, in-process research and development charges, and stock-based compensation expense primarily associated with the expensing of stock options in accordance with FAS 123R. An explanation of our use of non-GAAP measures is included in the section in this press release entitled “Use of Non-GAAP Financial Measures.” The reconciliation between GAAP and non-GAAP results is provided in a table following the unaudited financial statements attached to this press release.

“I am very pleased with our record sales performance during the first quarter,” said Matt Medeiros, president and CEO. “We demonstrated solid execution throughout the business, with strong contributions from our core hardware business, from new products and from our software license and subscription services business, which increased for the 14th consecutive quarter. Integration efforts are nearly complete for the Lasso Logic and enKoo acquisitions, and we have made excellent progress in our integration of MailFrontier. We introduced the SonicWALL-branded continuous data protection family of products along with our new SSL VPN 200 during the quarter and are excited by the market acceptance and demand. We experienced good linearity and believe we have increased our market share in both the Unified Threat Management and SSL VPN categories.”
Guidance for Q2 2006
SonicWALL expects revenue to be in the range of $41 million to $42 million and expects non-GAAP gross margin to be in the range of 71% to 72% in the second quarter of 2006.
SonicWALL continues to believe that revenue from products derived from recent acquisitions will contribute between $10 million and $15 million in revenue for Fiscal Year 2006 and expects revenue from these products to be in the range of $2 million to $3 million in the second quarter. Sales of continuous data protection and mail security solutions contributed approximately $1.4 million in revenue during the first quarter.
SonicWALL expects total earnings per share to be in the range of $0.03 to $0.04 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $4.0 million, net of taxes, in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, and stock-based compensation expense in accordance with FAS 123R, the Company expects loss per share to be in the range of $(0.02) to ($0.03). Stock-based compensation expense primarily associated with the expensing of stock options in accordance with FAS 123R is estimated to be approximately $2.9 million or $(0.04) per share for the second quarter of 2006.
This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.
Conference Call
A conference call to discuss first quarter 2006 results will take place today 5:30 a.m. PST (8:30 a.m. EST). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 8:30 a.m. PST (11:30 a.m. EST) today at the Company’s website or by telephone through May 2, 2006 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is # 7670818.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our expected revenue for the second quarter of 2006, our expected non-GAAP gross margins for the second quarter of 2006, and the GAAP and non-GAAP earnings per share for the second quarter of 2006, projections regarding revenue from products derived from recent acquisitions, estimates of stock-based compensation expense for the second quarter 2006 associated with the expensing of stock options in accordance with FAS123R, and the market acceptance and demand for our continuous data protection products and our SSL-VPN 200 product. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2005. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.
About SonicWALL, Inc.
Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, secure remote access, and continuous data protection solutions. Offering both appliance-based products as well as value-added subscription services, SonicWALL’s comprehensive solutions enable organizations to secure deep protection without compromising network performance. SonicWALL is a recognized global leader in the small and medium business markets and its solutions are deployed in distributed enterprise environments, government, retail point-of-sale and healthcare segments as well as through service providers. SonicWALL, Inc. is headquartered in Sunnyvale, CA and trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.
For additional information, contact:

Denise Franklin	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 752-7907	+1 (408) 962-7110
dfranklin@sonicwall.com	mmcevoy@sonicwall.com

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2006	2005
	(In thousands, except per share data)
	(Unaudited)
Revenue:
Product	$21,084	$18,608
License and service	18,739	13,197

Total revenue	39,823	31,805
Cost of revenue:
Product	8,896	6,447
License and service	2,488	1,978
Amortization of purchased technology	1,365	1,136

Total cost of revenue	12,749	9,561

Gross profit	27,074	22,244

Operating expenses:
Research and development	8,330	5,381
Sales and marketing	17,827	12,171
General and administrative	4,814	3,550
Amortization of purchased intangible assets	801	703
Restructuring charges	1,392	—
In-process research and development	1,580	—

Total operating expenses	34,744	21,805

(Loss) income from operations	(7,670)	439

Interest income and other expense, net	2,166	1,356

(Loss) income before income taxes	(5,504)	1,795
Provision for income taxes	(76)	(121)

Net (loss) income	$(5,580)	$1,674

Net (loss) income per share:
Basic	$(0.09)	$0.03

Diluted	$(0.09)	$0.02

Shares used in computing (net loss) net income per share:
Basic	64,828	65,713
Diluted	64,828	67,998

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Technology,
Amortization of Purchased Intangibles,
Restructuring Charges, Stock-Based Compensation,
and In-Process Research and Development

	Three Months Ended
	March 31,
	2006	2005
	(In thousands, except per share data)
	(Unaudited)
Revenue:
Product	$21,084	$18,197
License and service	18,739	13,608

Total revenue	39,823	31,805
Cost of revenue:
Product	8,822	6,447
License and service	2,467	1,978

Total cost of revenue	11,289	8,425

Gross profit	28,534	23,380

Operating expenses:

Research and development	7,406	5,456
Sales and marketing	16,758	12,171
General and administrative	4,039	3,550

Total operating expenses	28,203	21,177

Income from operations	331	2,203

Interest income and other expense, net	2,166	1,356

Income before income taxes	2,497	3,559
Provision for income taxes	(924)	(121)

Non-GAAP net income	$1,573	$3,438

Non-GAAP net income per share:
Basic	$0.02	$0.05

Diluted	$0.02	$0.05

Shares used in computing net income per share:
Basic	64,828	65,713
Diluted	67,483	67,998

SonicWALL, Inc.
NET INCOME (LOSS), EXCLUDING STOCK-BASED COMPENSATION EXPENSE

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)
Net (loss) income	$(5,580)	$1,674
Stock-based compensation expense, net of related tax effect	2,863	(75)

Net (loss) income, excluding stock-based compensation expense, net of tax	$(2,717)	$1,599

Diluted net (loss) income per share	$(0.09)	$0.02

Diluted net (loss) income per share, excluding stock-based compensation expense	$(0.04)	$0.02

     In the quarter ending March 31, 2006, total stock-based compensation expense of $2,863 was allocated as follows: $95 to cost of revenue ($74 to product cost of revenue and $21 to license and service cost of revenue), $924 to research and development, $1,069 to sales and marketing and $775 to general and administrative.
SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)

Non GAAP net income	$1,573	$3,438

Stock-based compensation expense	(2,863)	75
Amortization of purchased intangible assets	(2,166)	(1,839)
Restructuring charges	(1,392)	—
In-process research and development	(1,580)	—
Tax effect of adjustments	848	—

Net effect of pro forma adjustments	(7,153)	(1,764)

Net (loss) income, excluding stock-based compensation expense, net of tax	$(5,580)	$1,674

Diluted Non-GAAP net income per share	$0.02	$0.05

Diluted net (loss) income per share	$(0.09)	$0.02

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$34,970	$42,593
Short-term investments	174,596	197,849
Accounts receivable, net	12,907	13,113
Income taxes receivable	255	—
Inventories	3,956	3,707
Prepaid expenses and other current assets	13,644	7,331

Total current assets	240,328	264,593

Property and equipment, net	3,578	2,595
Goodwill, purchased intangibles and other assets, net	150,130	120,495

	$394,036	$387,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,911	$7,445
Accrued payroll and related benefits	8,853	9,054
Accrued Restructuring	1,612	(7)
Other accrued liabilities	11,431	6,284
Deferred revenue	49,992	44,642
Income taxes payable	—	95

Total current liabilities	80,799	67,513

Deferred revenue	1,875	—

Total liabilities	82,674	67,513

Stockholders’ Equity	311,362	320,170

	$394,036	$387,683

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)
	(Unaudited)
Cash flows from operating activities:
Net cash provided by (used in) operating activities	10,307	(1,416)

Cash flows from investing activities:
Purchase of property and equipment	(1,144)	(177)
Cash paid for acquisitions, net of cash acquired	(34,143)
Maturity and sale of short-term investments, net of purchases	23,056	37,746

Net cash provided by (used in) investing activities	(12,231)	37,569

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	1,337	1,205
Repurchase of common stock	(7,036)	(29,928)

Net cash (used in) provided by financing activities	(5,699)	(28,723)

Net increase in cash and cash equivalents	(7,623)	7,430
Cash and cash equivalents at beginning of period	42,593	23,446

Cash and cash equivalents at end of period	$34,970	$30,876